Exhibit 99.1

BRIGHTVIEW ANNOUNCES PRELIMINARY SECOND QUARTER FISCAL 2020 RESULTS

Total revenue of approximately $559 million compared to prior year of $596.6 million, driven primarily by lower snowfall.

•	Maintenance land revenue of approximately $314 million compared to prior year of $281.8 million.
•	1.9% organic growth in Maintenance land revenue.
•	Maintenance snow revenue of approximately $102 million compared to prior year of $191.5 million.
•	Development revenue of approximately $143 million, increased 15.8% compared to prior year of $124.0 million.

More than 95% of branches currently providing landscaping services to our customers.

Withdraws fiscal 2020 guidance and announces second quarter conference call for May 7, 2020.

BLUE BELL, PA, April 23, 2020 -- BrightView Holdings, Inc. (NYSE: BV) (the “Company” or “BrightView”), the leading commercial landscaping services company in the United States, today announced preliminary results for the second quarter ended March 31, 2020.

“As we grapple with this pandemic, we are extremely grateful for our healthcare professionals who are bearing the greatest burden. Throughout virtually the entire country, landscape maintenance is recognized as an essential service as defined by the Department of Homeland Security, and we continue to work with all jurisdictions to ensure our dedicated frontline workers can provide these essential services to our customers. That said, I must acknowledge that keeping our employees, their families and our customers safe is our number one priority, and I truly believe our differentiated focus on safety and consistent excellence in service delivery is shining through at this difficult time,” said Andrew Masterman, BrightView President and Chief Executive Officer.

“While we are pleased with organic land growth within our Maintenance Segment and continued strong growth attributes of our Development Segment, the significant lack of snowfall in many of our key regions had a measurable impact on our earnings this quarter. Organic Maintenance land revenue growth was the strongest since our IPO, cash flow was strong and BrightView is well positioned as we enter Q3.  We continue to have ample liquidity and a flexible covenant-light balance sheet, with no near term maturities,” Masterman said.

Second Quarter Fiscal 2020 Highlights

•	Maintenance revenue of approximately $416 million; a 12.1% decline compared to prior year of $473.3 million;
o	Snow revenue of approximately $102 million; a 46.5% decline compared to prior year of $191.5 million.
▪	Decline driven by meaningfully lower snowfall as compared to historical averages.
o	Land revenue of approximately $314 million; 11.3% growth compared to prior year of $281.8 million.
▪	Maintenance land organic growth of 1.9%.
•	Development revenue of approximately $143 million, a 15.8% increase compared to prior year of $124.0 million;
•	M&A strategy continues to be a reliable and sustainable source of revenue growth;
o	Acquired three commercial landscaping companies in critical and growing markets.
•	Net Loss of approximately $21 million, or $(0.20) per share, compared to Net Loss of $3.6 million, or $(0.04) per share in the prior year;
•

Adjusted EBITDA of approximately $38 million, compared to prior year of $61.1 million, with the negative variance largely driven by the decremental margins due to the 46.5% lower snow revenue which would normally better leverage our fixed cost base during the snow season;

•	Free Cash Flow of approximately $59 million compared to prior year of $34.2 million.

“Much has changed over the past several weeks as our country continues to respond to the COVID-19 outbreak. Due to the current economic uncertainty, including the severity and duration of the pandemic, we are withdrawing our full fiscal year guidance. We remain focused on serving our customers and caring for our teams as we navigate this current environment,” Masterman said.

“We are very well positioned to emerge from this crisis a stronger company, having shown the resilience landscaping plays in sustaining a living asset in the thousands of properties we service across the country. Our initiatives launched over the last several years, including improved sales force processes and customer relationship management tools, sustained investments in our salesforce, and digital marketing efforts will allow us to continue to deliver to an even broader set of customers’ landscapes that make our environment a more beautiful and safe place to live, work and play.  We look forward to covering our current business results in more detail on our call on May 7.”

Conference Call Information

A conference call to discuss the second quarter fiscal 2020 financial results is scheduled for May 7, 2020, at 10 a.m. EDT. The dial-in for the conference call is (833) 968-2326 and the international dial-in is (778) 560-2844. The conference ID is 7999761. A live audio webcast of the conference call will be available on the Company’s investor website https://investor.brightview.com, where the presentation materials will be posted prior to the call.

A replay of the call will be available from 1 p.m. EDT on May 7, 2020 to 11:59 p.m. EDT on May 14, 2020. To access the recording, dial (800) 585-8367 or (416) 621-4642. The conference ID is 7999761.

About BrightView

BrightView is the largest provider of commercial landscaping services in the United States. Through its team of approximately 21,500 employees, BrightView provides services ranging from landscape maintenance and enhancements to tree care and landscape development for thousands of customers’ properties, including corporate and commercial properties, HOAs, public parks, hotels and resorts, hospitals and other healthcare facilities, educational institutions, restaurants and retail, and golf courses, among others. BrightView is the Official Field Consultant to Major League Baseball.

Preliminary Second Quarter Fiscal 2020 Results

The estimated fiscal 2020 second quarter results and liquidity are preliminary, unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of results and other factors. Such preliminary results for the fiscal 2020 second quarter are subject to the finalization and closing of our accounting books and records (which have yet to be performed), and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with accounting principles generally accepted in the U.S. Neither our independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary results.

Forward-Looking Statements

This presentation contains forward looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation, including statements regarding our industry, strategy, future operations, future liquidity and financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “outlook,” “guidance,” “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The forward-looking statements contained in this presentation reflect our current views with respect to future events, and we assume no obligation to update any forward-looking statements.  Factors that could cause actual results to differ materially from those projected include, but are not limited to: the duration and extent of the novel coronavirus (COVID-19) pandemic and the impact of federal, state, and local governmental actions and customer behavior in response to the pandemic and such governmental actions; the risk that our Maintenance and Development operations may be deemed not to be an essential business or service in jurisdictions where we operate; customer cancellations or delays of work; any adverse impact on the timing and collectability of payments to us from customers as a result of the impact of COVID-19 on them; operational disruptions if a significant percentage of our workforce is unable to work or we experience labor shortages, including because of illness or travel or government restrictions in connection with the COVID-19 pandemic and delays in H2-B visa processing; general business, economic and financial conditions; competitive industry pressures; the failure to retain certain current customers, renew existing customer contracts and obtain new customer contracts; a determination by customers to reduce their outsourcing or use of preferred vendors; the dispersed nature of our operating structure; our ability to implement our business strategies and achieve our growth objectives; acquisition and integration risks; the seasonal nature of our landscape maintenance services; our dependence on weather conditions; increases in prices for raw materials and fuel; product shortages and the loss of key suppliers; our ability to accurately estimate costs of a contract; the conditions and periodic fluctuations of real estate markets, including residential and commercial construction; our ability to retain our executive management and other key personnel; our ability to attract and retain trained workers and third-party contractors and re-employ seasonal workers; any failure to properly verify employment eligibility of our employees; subcontractors taking actions that harm our business; our recognition of future impairment charges; laws and governmental regulations, including those relating to employees, wage and hour, immigration, human health and safety and transportation; environmental, health and safety laws and regulations, including regulatory costs, claims and litigation related to the use of chemicals and pesticides by employees and related third-party claims; the distraction and impact caused by litigation, of adverse litigation judgments or settlements resulting from legal proceedings; increase in on-job accidents involving employees; any failure, inadequacy, interruption, security failure or breach of our information technology systems; any failure to protect the security of personal information about our customers, employees and third parties; our ability to adequately protect our intellectual property; occurrence of natural disasters, terrorist attacks or other external events; our ability to generate sufficient cash flow to satisfy our significant debt service obligations; our ability to obtain additional financing to fund future working capital, capital expenditures, investments or acquisitions, or other general corporate requirements; restrictions imposed by our debt agreements that limit our flexibility in operating our business; increases in interest rates governing our variable rate indebtedness increasing the cost of servicing our substantial indebtedness including proposed changes to or elimination of LIBOR; and counterparty credit worthiness risk or risk of non-performance with respect to derivative financial instruments.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Item 1A. Risk Factors” in our Form 10-K for the fiscal year ended September 30, 2019 as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “Adjusted EBITDA”, and “Free Cash Flow”. We believe Adjusted EBITDA and Free Cash Flow assist investors and in comparing our results across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management regularly uses these measures as tools in evaluating our operating performance, financial performance and liquidity. Management uses Adjusted EBITDA and Free Cash Flow to supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. In addition, we believe that Adjusted EBITDA and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, as further adjusted to exclude certain non-cash, non-recurring and other adjustment items.

Free Cash Flow: We define Free Cash Flow as cash flows from operating activities less capital expenditures, net of proceeds from the sale of property and equipment.

Adjusted EBITDA and Free Cash Flow are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

INVESTOR CONTACT: John E. Shave, VP of Investor Relations 484.567-7148 John.Shave@BrightView.com MEDIA CONTACT:
Fred Jacobs, VP of Communications & Public Affairs
484.567.7244
Fred.Jacobs@BrightView.com

BrightView Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended March 31,
(In millions)*	2020	2019
Adjusted EBITDA
Net (loss)	$(21)	$(3.6)
Plus:
Interest expense, net	17	18.9
Income tax (benefit)	(7)	(1.3)
Depreciation expense	19	21.7
Amortization expense	14	13.8
Establish public company financial reporting compliance (a)	—	1.3
Business transformation and integration costs (b)	9	4.7
Offering-related expenses (c)	1	—
Equity-based compensation (d)	5	5.6
COVID-19 related expenses (e)	1	—
Adjusted EBITDA	$38	$61.1
Free Cash Flow
Cash flows from operating activities	$78	$58.3
Minus:
Capital expenditures	21	25.3
Plus:
Proceeds from sale of property and equipment	2	1.2
Free Cash Flow	$59	$34.2

	Three Months Ended March 31,
(In millions)*	2020	2019
Severance and related costs	$0.5	$1.0
Rebranding of vehicle fleet	—	0.1
Business integration	3.5	2.7
IT infrastructure, transformation, and other	5.0	0.9
Business transformation and integration costs	$9.0	$4.7

(*) Amounts may not total due to rounding.

(a)

Represents costs incurred to establish public company financial reporting compliance, including costs to comply with the requirements of Sarbanes-Oxley and the accelerated adoption of the revenue recognition standard (ASC 606 – Revenue from Contracts with Customers), and other miscellaneous costs.

(b)

Business transformation and integration costs consist of (i) severance and related costs; (ii) vehicle fleet rebranding costs; (iii) business integration costs and (iv) information technology infrastructure, transformation costs, and other.

(c)	Represents expenses incurred for IPO related litigation and subsequent registration statements. No related expenses were incurred during the three months ended March 31, 2019.
(d)

Represents equity-based compensation expense and related taxes recognized for equity incentive plans outstanding, including approximately $2 million of equity based compensation expense related to the IPO in the three months ended March 31, 2020.

(e)	Represents expenses related to the Company’s response to the COVID-19 pandemic.